EXHIBIT 11

                OPINION AND CONSENT OF MATTHEW A. SWENDIMAN, ESQ.


















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[logo] PHOENIX

PHOENIX FUNDS

Matthew A. Swendiman
Vice President, Counsel, Chief
Legal Officer and Secretary
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One American Row
P.O. Box 5056
Hartford, CT 06102-5056
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Phone: 860.403.5862
Fax: 860.403.7203
matthew.swendiman@phoenixwm.com
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                                                     April 8, 2005

Phoenix Series Fund
101 Munson Street
Greenfield, Massachusetts 01301

Ladies and Gentlemen:

         Reference is made to Post-Effective Amendment No. 98 to the registration statement on Form N-1A filed on March 11, 2005 with the Securities and Exchange Commission with respect to Class C shares of beneficial interest of Phoenix Balanced Fund (the "Class C Shares"), a series of Phoenix Series Fund, and reference is also made to the registration statement on Form N-14AE filed on March 29, 2005, as amended, with the Securities and Exchange Commission with respect to Class A and Class B shares of beneficial interest (together with Class C Shares, the "Shares") of Phoenix Balanced Fund (the "Surviving Fund"), a series of Phoenix Series Fund (the Surviving Trust), a Delaware Statutory Trust, to be issued pursuant to a certain Agreement and Plan of Reorganization (the "Reorganization Agreement") between the Surviving Series and Phoenix Strategic Allocation Fund (the "Merging Series"), dated as of April 6, 2005, and described in the registration statement on Form N-14AE.

         I have examined such records, documents and other instruments and have made such other examinations and inquiries as I have deemed necessary to enable me to express the opinion set forth below.

         Based upon and subject to the foregoing, I am of the opinion that the Shares, when issued in accordance with the terms of the Reorganization Agreement, will be validly issued, fully paid and non-assessable by the Trust.

                                Very truly yours,

                                Matthew A. Swendiman
                                Vice President, Counsel,
                                Chief Legal Officer and Secretary